LETTER OF HEIN & ASSOCIATES LLP TO THE SEC
Exhibit 16.1

Hein & Associates
500 Dallas St Ste 2500
Houston, TX 77002

November 17, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read DXP Enterprises, Inc's statements included under Item 4.01 of its Form 8-K filed on November 17, 2017, and agree with the statements concering our firm.

Very truly yours,

/s/ Hein & Associates LLP
Hein & Associates LLP
Houston, Texas